Calculation of Filing Fee Tables
S-3
IDEAYA Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.0001 par value per share	415(a)(6)			$ 156,552,996.81			S-3	333-272936	06/26/2023	$ 23,107.22
			Total Offering Amounts:				$ 156,552,996.81		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	IDEAYA Biosciences, Inc. (the "Company") previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $350,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on January 19, 2024 (the "2024 ATM Prospectus Supplement"), pursuant to IDEAYA Biosciences, Inc.'s registration statement on Form S-3ASR (File No. 333-272936) filed with the Securities and Exchange Commission on June 26, 2023 (the "Prior Registration Statement"). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company paid a filing fee of $51,660.00 in connection with the registration of shares of common stock having a maximum aggregate offering price of $350,000,000 to be issued and sold as part of an "at-the-market" offering. Of those shares of common stock, shares having an aggregate sales price of $193,447,003.19 have been sold and shares of common stock with a maximum aggregate offering price of $156,552,996.81 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $23,107.22 that were previously paid on January 19, 2024 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement is deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date